Exhibit 99.9

March 26, 2026

To Whom It May Concern:

Company Name:	Kyushu Electric Power Co., Inc.
Representative:	Member of the Board of Directors, President & Chief Executive Officer Masaru Nishiyama

(Code: 9508–Tokyo Stock Exchange Prime Market/Fukuoka Stock Exchange)

Contact:	Chief Manager of secretary Group, Secretary Office Mikio Nishioka
TEL:	+81-92-761-3031

Notice Concerning Tentative Decisions on Appointments of Representative Directors and Other Executive Officers

Kyushu Electric Power Co., Inc. hereby announces that, at a meeting of its Board of Directors held today, it tentatively decided on the executive appointments of KYUDEN Holdings Inc., which is scheduled to be established through a sole share transfer with an effective date of October 1, 2026 (subject to approval at the 102nd Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders to be held on June 25, 2026, and the completion of other required procedures), as well as the executive appointments of Kyushu Electric Power Co., Inc. effective on the same date, as outlined below.

1	Executive Appointments of KYUDEN Holdings Inc. (Effective as of October 1, 2026)

(1)	Candidates for Directors (excluding those serving as Audit & Supervisory Committee Members)

(2)	Candidates for Director Serving as Audit & Supervisory Committee Members

(3)	Duties and Responsibilities for Executive Officers

(4)	Audit & Supervisory Officer

2	Executive Appointments of Kyushu Electric Power Co., Inc. (Effective as of October 1, 2026)

(1)	Candidates for Directors

(2)	Directors – Planned Retirements

(3)	Candidates for Statutory Auditors

(4)	Duties and Responsibilities for Executive Officers

(5)	Executive Officers – Planned Retirements

3	Reason for Changes

Due to changes in the management structure in connection with the transition to a holding company structure.

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Candidates for Directors (excluding those serving as Audit & Supervisory Committee Members)
[Effective as of October 1, 2026]

【KYUDEN Holdings Inc.】

Chairperson and Representative Director	Kazuhiro Ikebe
Representative Director	Masaru Nishiyama	※
Representative Director	Noboru Hashimoto	※
Representative Director	Atsushi Soda	※
Director External Director	Yuji Hirako
Director External Director	Keiko Watanabe

Total: 6 candidates

※	Scheduled to concurrently serve as Directors of Kyushu Electric Power Co., Inc.

*	The selection of Directors with specific titles and Representative Directors is scheduled to be formally approved at the Board of Directors meeting of KYUDEN Holdings Inc. to be held on October 1, 2026

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Candidates for Director Serving as Audit & Supervisory Committee Members
(Effective as of October 1, 2026)

【KYUDEN Holdings Inc.】

Director	Yoshiro Uchimura
Director External Director	Tomoka Sugihara
Director External Director	Yuka Shigetomi
Director External Director	Yasuo Onozawa

Total: 4 candidates

March 26, 2026

Kyushu Electric Power Co., Inc.

Tentative Assignment of Duties and Responsibilities for Executive Officers

(Effective as of October 1, 2026)

【KYUDEN Holdings Inc.】

Title	Name	Duties and Responsibilities
President & Chief Executive Officer	Masaru Nishiyama	CEO
Vice-Presidential Executive Officer	Noboru Hashimoto	Sustainability Matters & Compliance Matters	※
Vice-Presidential Executive Officer	Atsushi Soda	CIO, Crisis Management Officer & Corporate Safety Administration Matters
Senior Managing Executive Officer	Hiroto Kido	Corporate Strategy Matters & Communication with Stakeholders Matters
Senior Managing Executive Officer	Hideo Sato	CFO, Corporate Planning & Finance Matters	※
Senior Managing Executive Officer	Kikuyo Tsuno	CHRO, Human Resources Strategy Matters & Secretary Office Matters
Executive Officer	Yoshihiro Narikiyo	Corporate Infrastructure and Corporate Audit Matters	※
Executive Officer	Norihiro Nakamura	President and Chief Executive Officer of Kyushu Electric Power Co., Inc.	※
Executive Officer	Kenichi Honda	Representative for Group Information Security	※
Executive Officer	Katsushi Koyama	Representative for Group DX (Digital Transformation)	※
Executive Officer	Hiroyuki Aso	Representative for Kitakyushu Area	※
Executive Officer	Yasuo Koga	Representative for Fukuoka Area	※
Executive Officer	Tomomi Nakashima	Representative for Saga Area	※
Executive Officer	Koshiro Suga	Representative for Nagasaki Area	※
Executive Officer	Katsuya Honda	Representative for Oita Area	※
Executive Officer	Hiroshi Araki	Representative for Kumamoto Area	※
Executive Officer	Takehiro Tanaka	Representative for Miyazaki Area	※
Executive Officer	Shuichi Kikusui	Representative for Kagoshima Area	※
Executive Officer	Norihiro Itose	Representative for Tokyo Area	※

※	Scheduled to concurrently serve as Executive Officers of Kyushu Electric Power Co., Inc.

*	The selection of Executive Officers and Determination of their Duties and Responsibilities is scheduled to be formally approved at the Board of Directors meeting of KYUDEN Holdings Inc. to be held on October 1, 2026

March 26, 2026

Kyushu Electric Power Co., Inc.

An Appointment of Audit & Supervisory Officer
(Effective as of October 1, 2026)

【KYUDEN Holdings Inc.】

Audit & Supervisory Officer	Naoki Nakamura	※

※	Scheduled to concurrently serve as a Statutory Auditor of Kyushu Electric Power Co., Inc.

*	The selection of Audit & Supervisory Officer is scheduled to be formally approved at the Board of Directors meeting of KYUDEN Holdings Inc. to be held on October 1, 2026

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Candidates for Directors
[Effective as of October 1, 2026]

【Kyushu Electric Power Co., Inc.】

Representative Directo	Norihiro Nakamura	※ 1
Representative Directo	Noboru Hashimoto	※ 2
Representative Directo	Atsushi Soda	※ 2
Director	Masamichi Shinohara	※ 3
Director New appointment	Kenji Kawabata
Director New appointment	Yukinori Sorita
Director Non-Executive Director	Masaru Nishiyama	※ 2

Total: 7 candidates

※1	New appointment as a Representative Director

※2	Scheduled to concurrently serve as Directors of KYUDEN Holdings Inc.

※3	Although he is not Director of Kyushu Electric Power Co., Inc. at present, he is scheduled to be nominated as a candidate for election as new Directors (excluding those serving as Audit & Supervisory Committee Members) at the Ordinary General Meeting of Shareholders of Kyushu Electric Power Co., Inc. to be held on June 25, 2026

*	Kyushu Electric Power Co., Inc. plans, subject to (i) the approval of the share transfer at the Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders to be held on June 25, 2026, and (ii) the approval at the Company’s General Meeting of Shareholders scheduled to be held on October 1, 2026, following the effective date of the share transfer (including cases where a resolution of the General Meeting of Shareholders is deemed to have been adopted pursuant to Article 319, paragraph (1) of the Companies Act), to transition from a company with an Audit and Supervisory Committee to a company with a Board of Auditors as of the same date.
In connection with this transition, the Company’s directors will retire upon the expiration of their terms of office at the time the amendments to the Articles of Incorporation relating to such transition become effective, and the above director candidates are planned to be submitted to the same General Meeting of Shareholders as candidates for directors after the transition.
The appointment of the Representative Director is scheduled to be formally resolved at the meeting of the Board of Directors of the Company to be held on October 1, 2026

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Retirements
[Effective as of October 1, 2026]

【Kyushu Electric Power Co., Inc.】

[Retiring Representative Directors]

Kazuhiro Ikebe (Chairperson)

Masaru Nishiyama  ※

[Retiring Directors] Hiroto Kido Hideo Sato

Yuji Hirako

Keiko Watanabe

Yoshiro Uchimura

Tomoka Sugihara

Yuka Shigetomi

Yasuo Onozawa

Total: 10 retirements

※	Scheduled to be appointed as a Non-Executive Director of Kyushu Electric Power Co., Inc. effective October 1, 2026

*	Scheduled to be appointed as Directors or Executive Officers of KYUDEN Holdings Inc.

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Candidates for Statutory Auditors
[Effective as of October 1, 2026]

【Kyushu Electric Power Co., Inc.】

Statutory Auditor	Seiya Nagahara
Statutory Auditor Non-Executive Director	Naoki Nakamura	※

Total: 2 candidates

※	Scheduled to concurrently serve as an Audit & Supervisory Officer of KYUDEN Holdings Inc.

＊	Kyushu Electric Power Co., Inc. plans, subject to (i) the approval of the share transfer at the Ordinary General Meeting of Shareholders and the Class General Meeting of Common Shareholders to be held on June 25, 2026, and (ii) the approval at the Company’s General Meeting of Shareholders scheduled to be held on October 1, 2026, following the effective date of the share transfer (including cases where a resolution of the General Meeting of Shareholders is deemed to have been adopted pursuant to Article 319, paragraph (1) of the Companies Act), to transition from a company with an Audit and Supervisory Committee to a company with a Board of Auditors as of the same date

March 26, 2026

Kyushu Electric Power Co., Inc.

Tentative Assignment of Duties and Responsibilities for Executive Officers
(Effective as of October 1, 2026)

【Kyushu Electric Power Co., Inc.】

Title	Name		Duties and Responsibilities
President & Chief Executive Officer	Norihiro Nakamura	Promotion		※
Vice-Presidential Executive Officer	Noboru Hashimoto		Sustainability Matters & Cross Value Creation Office Matters	※
Vice-Presidential Executive Officer	Atsushi Soda		Crisis Management Officer, Chief Information Officer, Corporate Audit Office Matters & Corporate Safety Management Office Matters	※
Senior Managing Executive Officer	Masamichi Shinohara		Director of Nuclear Power Division
Senior Managing Executive Officer	Kazumitsu Higuchi		Director of District Symbiosis Division
Senior Managing Executive Officer	Kenji Kawabata		Director of Marketing Division
Senior Managing Executive Officer	Masahiko Shimoda		Director of Siting Affairs & Communication Division
Senior Managing Executive Officer	Koji Mine		Seconded to Kyuden Mirai Energy Company, Inc.
Senior Managing Executive Officer	Yasushi Okubo		Deputy Director of Nuclear Power Division
Senior Managing Executive Officer	Kikuyo Tsuno	Promotion	Director of Human Resource Division & Secretary Office Matters	※
Senior Managing Executive Officer	Yukinori Sorita	Promotion	Director of Thermal Power Division
Senior Managing Executive Officer	Shoichiro Arakawa	New Appointment	Director of Strategy & Planning Division

March 26, 2026

Kyushu Electric Power Co., Inc.

Title	Name	Duties and Responsibilities
Executive Officer	Masanori Kozuma	Director of Urban Development Business Division
Executive Officer	Takashi Mitsuyoshi	International Business Office Matters
Executive Officer	Tomomi Nakashima	General Manager of Saga Branch Office	※
Executive Officer	Kenichi Honda	Director of Information & Communications Division & Chief Information Security Officer	※
Executive Officer	Kazuchika Ejima	Head of Genkai Nuclear Power Station, Nuclear Power Division
Executive Officer	Yasunori Tanaka	Director of Civil & Architectural Engineering Division
Executive Officer	Kazumichi Matsumoto	Head of Research Institute
Executive Officer	Kaishi Izutsu	Seconded to The Federation of Electric Power Companies of Japan
Executive Officer	Norihito Ogami	Seconded to Kyuden Fudousan Co., Ltd.
Executive Officer	Junya Ikeda	Head of Sendai Construction Arrangement Office
Executive Officer	Shuichi Kikusui	General Manager of Kagoshima Branch Office	※
Executive Officer	Hiroaki Tajiri	Head of Genkai Construction Arrangement Office
Executive Officer	Takehiro Tanaka	General Manager of Miyazaki Branch Office	※
Executive Officer	Hiroyuki Aso	General Manager of Kitakyushu Branch Office	※
Executive Officer	Akira Hamada	Deputy Director of Siting Affairs & Communication Division
Executive Officer	Koshiro Suga	General Manager of Nagasaki Branch Office	※
Executive Officer	Katsuya Honda	General Manager of Oita Branch Office	※
Executive Officer	Nobuaki Ando	Deputy Director of Marketing Division
Executive Officer	Katsushi Koyama	Director of Digital Transformation Promotion Division & Chief Digital Transformation Officer	※
Executive Officer	Hideaki Kondo	Director of Power Supply Planning & Balance Optimization Division
Executive Officer	Norihiro Itose	General Manager of Tokyo Branch Office	※
Executive Officer	Yasuo Koga	General Manager of Fukuoka Branch Office	※
Executive Officer	Narimasa Maikuma	Head of Sendai Nuclear Power Station, Nuclear Power Division
Executive Officer	Kenichi Hamahira	Director of Business Solutions Division
Executive Officer	Hiroshi Araki	General Manager of Kumamoto Branch Office	※

※	Scheduled to concurrently serve as Executive Officers of Kyushu Electric Power Co., Inc.

*	The selection of Executive Officers and Determination of their Duties and Responsibilities is scheduled to be formally approved at the Board of Directors meeting of Kyushu Electric Power Co., Inc to be held on October 1, 2026

*	The underlined sections indicate changes to the assignments and responsibilities for newly appointed officers, as well as for reappointed and promoted officers

March 26, 2026

Kyushu Electric Power Co., Inc.

List of Retirements

[Effective as of October 1, 2026]

【Kyushu Electric Power Co., Inc.】

[Retiring Executive Officers]

Masaru Nishiyama	※1
Hiroto Kido	※1
Hideo Sato	※1
Yoshihiro Narikiyo	※1
Seiya Nagahara	※2

Total: 5 retirements

※1 Scheduled to be appointed as Directors or Executive Officers of KYUDEN Holdings Inc.

※2 Scheduled to be appointed as a Statutory Auditor of Kyushu Electric Power Co., Inc.